UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed on a Current Report 8-K filed by Trimble Inc. (the “Company”) on May 22, 2024, the Company obtained a Consent and Waiver (the “First Consent and Waiver”) relating to the Credit Agreement, dated March 24, 2022, as amended (the “Credit Agreement”). Under the First Consent and Waiver, the Lenders party to the Credit Agreement and the Administrative Agent agreed to extend to August 12, 2024 the Company’s deadline to deliver the Financial Deliverables (the “Financial Reporting Deadline”) for the fiscal quarter ending March 29, 2024 and to waive any Default or Event of Default resulting solely from the non-delivery of the Financial Deliverables with respect to the fiscal quarter ending March 29, 2024 on or prior to the original deadline set forth in the Credit Agreement (where capitalized terms, if not defined herein, are as defined in the Credit Agreement).
On July 29, 2024, the Company obtained a second Consent and Waiver (the “Second Consent and Waiver”) relating to the Credit Agreement. Under the Second Consent and Waiver, the Lenders and the Administrative Agent agreed to extend the Financial Reporting Deadline to October 11, 2024 for the fiscal quarters ending March 29, 2024 and June 28, 2024 and to waive any Default or Event of Default resulting solely from the non-delivery of the Financial Deliverables with respect to the fiscal quarter ending June 28, 2024 on or prior to the original deadline set forth in the Credit Agreement. In addition, the Lenders and the Administrative Agent agreed to extend to August 27, 2024 the Company’s deadline to deliver the Sustainability Pricing Certificate for the calendar year ending December 31, 2023.
The foregoing description of the Second Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Consent and Waiver, a copy of which is attached hereto as Exhibit 10.1.
The Company and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, are still in the process of completing an assessment of the impacts of the previously disclosed additional material weakness in internal control over financial reporting identified by EY subsequent to the filing of the Company’s Form 10-K for 2023. As of today, all parties continue to work diligently to complete the assessment and to file the Company’s Forms 10-Q for the first and second quarters of 2024 as soon as practicable.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exh. No.	Description
10.1
Consent and Waiver, dated July 29, 2024, to the Credit Agreement, dated March 24, 2022, as amended, by and among Trimble Inc., the Lenders party thereto and Bank of America, N.A., as Administrative Agent

104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: July 31, 2024	By:	/s/ David G. Barnes
David G. Barnes
Chief Financial Officer